SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):   January 29, 2009

Delta Apparel, Inc.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2009, the board of directors of Delta Apparel, Inc. (the “Company”) appointed Robert E. Staton, Sr. as a director of the Company, filling a new seat on the board.  Mr. Staton (age 62) is currently the Executive Vice President of External Relations at Presbyterian College in Newberry.  Previously he served as the Chairman of the board of Carolina National Bank in Columbia from 2002 until the bank’s acquisition by First National of the South in 2008.  Mr. Staton currently serves on the board of First National of the South.  In 2002, after 17 years of service, Mr. Staton retired as Chairman and Chief Executive Officer of Colonial Life, a publicly traded company primarily in the business of selling and servicing voluntary benefits programs.  The Board has determined that Mr. Staton is “independent” as defined by AMEX Rule 121A and he has not yet been appointed to serve on any committees of the Company’s board of directors.  Mr. Staton will participate in the Company's 2004 Non-Employee Director Stock Plan and will receive a grant of options for 250 shares of the Company's common stock, which represents the standard grant to each of our directors for service during fiscal year 2009, pro rated for the portion of our fiscal year 2009 during which Mr. Staton will serve as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	February 2, 2009	/s/ Deborah H. Merrill
Deborah H. Merrill
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Delta Apparel, Inc. on February 2, 2009.